Filed Under Rule 433
Registration No. 333-160487

Personal Businesses H| GE Interest Plus g for BuSineSSeS Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW cuiient Bute Corporate Notes for Vour Business jf . iST[1] £T ™ what are corporate notes? / =scM’ir [2] 095 095 Some large corporations offer direct investment in their ccrnpany’s senior, unsecured debt through corporate note ‘ • • programs. Bv Rates may be reset weeklyI • M _ v [x] W k~>_ ( 888 674 4138 By issuing corporate notes, companies like General Electric Capital Quick Links Corporation (GE Capital} can borrow capital directly from investors at a Representathres are available fairly low cost, while providing investor benefits such as: _, View Prospectus hi” rd ; [1]” • ~cf fli3Qam to 7 00 p.m. ET Higher rates of interest than other cash alternatives, like FDIC insured savings accounts, short term CDs, and money market mutual funds Investments that ars fully rsdss mable at any time ~ S EC Filings • Convenient banking type features like free electronic transfers, Between linked checking accounts, ability to wire funds and 24 7 access via internet and automated telephone service Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, your business would be treated as an unsecured creditor in the event of a default. That’s, why it is critical for you to evaluate the financial strength of the company you choo&eto invest in. Learn more about GE Capital. Discover the benefits of GE Interest Plus for Businesses • Ap p ly n o w Home I What are Corporate Notes Site Mac GE.ccm GE Capita I. ccm Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Business es Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 32 2 16Q4S7] with the S EC for the offering to which this communication relates. Eieforeyou invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 S&& S74 41UB. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your investment that is greater than 5. E Million will earn a rate of .2% and a yieW of .25%.

Peisonal Businesses H GE Interest Plus £0’ for Businesses HnmelFAQI Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Current Rot Why InvSSt in GE CQpitOl JE Trt £T ™? Strength and Stability i sSMillion 0.95 0.95 GE Capital offers a wide array of products and services to jfm EV flBHv . H 2H fc Pi About GE Capital Corporation nnii Liinti ( 888 674 4138 General Electric Capital Corporation is a global, diversified financial _ View Prospectus Representatives are available services company. With assets of approximately SSOO billion. GE Capital g n tQ7 (W ET serves consumers and businesses in 47 countries around the world. Apply Now Businesses include GE Commercial Aviation Financial Services [GECAS), Commercial Leasing and Lending CCLL), Energy Financial Services, Real SEC FilinQ[s] Estate and Consumer (formerly GE Money). Home | Why Invest In GE Capital Site Map GE.com GECapital.com Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. ~he issuer has filed a registration statement (including a prospectus} [Registration Statement No. 333 16Q4B7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.oov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrangeto mail you the prospectus if you request it by clicking here or calling toll free 1 SSE 674 413S. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your investment that is greater than 5 E Million will earn a rate of .25% and a yield of .25%.

Peisonal Businesses JH GE Interest Plus SF for BuSineSSeS Hnmel FAQ I Contact Us CORPORATE NOTES GECAPITAL BENEFITS INTEREST RATES INVEST NOW current Rote Th e Ben efits of G EI ti terest PI us for Businesses A™ent £? £? Earning Power and Flexibility 5 J 0.95 0.95 ft “ “Jl GE Interest Plus Corporate Notes are surprisingly simple to • f F manage. While the Notes are not an FDIC insured deposit m t Rates may be reset weekly. account, they are as easy to use as an online bank account. J yt\ii’ Easv to Add to or Redeem from four Investment 888 674 4138 Redeem by: Representatives are available • Quick Redeem Request a free electronic transfer to your linked M:r;iy business checking account via our Online Access website | Oam to 7JO pm ET or Automated Telephone Service. Funds are moved within 2 3 business days [525 minimum}. • Wire[1] You may call or write us to have funds wired to your linked Quick Links business checking account (52.500 minimum}.
• Written Request Redeem all or some of your investment by mailing ~ View Prospectus us a letter of instruction. We will mail you a check to your business’s address of record. ArmriNDW [1]A fee of 515 dollars is charged for each wire redemption. Unas Invest by: • Quick Invest Request a free electronic transfer fromyour linked business checking account via our Online Access website, Automated Telephone Service or by calling a Service Representative. Funds are moved within 2 3 business days. • Wire Wire funds fromyour linked business checking account. • Check Mail us a check made out to your business and we will apply it to your investment. If your investment exceeds 55 million, the portion of your investment that is over SB million will receive a lower rate. Please see the pricing supplement to the prospectus for more information. The pricing supplement appears as the last page of the prospectus download. Easv to Manage Online and by Phone Online, you can: • Transfer fundsto and fromyour linked business checking account • View balances and statements • View activity Over the phone, you can enjoy the same services as online with other than viewing monthly statements. You will have access to our automated telep hone service 24 h o u rs a d ay. 7 d ays a w eek. Earn More on Every Penny You Invest • No sales charges • No maintenance fees • No management fees •+ Apply now s t Esrsfte Site Mac GE.ccm GECapital.ccm Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus for Businesses is not an FDIC insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 333 16Q4S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 SSS 674 4133. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than 5 5 Million will earn a rate of .25% and a yield of .25%.

Pefsonal Businesses tf|| GE Interest Plus igp’ for BuSineSSeS HpmelFACllContactUs CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Armourrrl 7 (£” HIghef VIeIds than Competing [ GE Interest Plus Businesses Notes are a convenient waytn <J V Ratss may be reset weekly. invest directly with General Electric Capital Corporation. The I V Notes pay a floating rate of interest, which may be reset f . BU331l B weekly Check Back for Latest Rates ( 888 674 4138 Because our interest rates may change, please visit us again for the latest information on our rates. Remember, by investing in GE Interest Plus F’T. [1] for Business, you can make your company’s available cash work harder. s Qa’m to7 QQ sm ET •+ To view our business rats history, click here. Quick Links •+ Apply How View Prospectus. •+ Apply How • SECFilincs Hcme Interest Rates Site Map G£.cpm GECan ital.cn m Privacy Policy GE Interest Plus for Businesses is. an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in shortterrn debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus for Businesses is not an FDIC insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay Its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement Ho. 33S 1604S7] with the SEC forthe offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request It by clicking here or calling toll free 1 SSS S74 413B. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than £ E Million will earn a rate of .2E % and a yield of .25%.

Personal | Businesses

GE Interest Plus®
for Businesses

LOG IN

Home | FAQ | Contact Us

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate

Investment Amount	Rate (%)	Yield (%)[1]
<= $5 Million[2]	0.95	0.95

Rates may be reset weekly.

888-674-4138

Representatives are available Monday to Friday 8:30a.m. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- SEC Filings

Invest in GE Interest Plus for Businesses

Invest Now and Earn More

Here's how your business can start investing in GE Interest Plus for Businesses, a convenient way to earn more interest on your available cash.



To invest in GE Interest Plus for Businesses, you must receive a copy of the Prospectus. The Prospectus contains more complete information on fees, charges, and other expenses and should be read carefully before making an investment. The Prospectus is available online or via mail.

To invest, simply:

1. Review our Prospectus and Privacy Policy.
2. Fill out appropriate forms for your business and choose a funding method (Minimum of $500). Click on the appropriate link below to download all of the required forms for your entity type.
   - Forms for Corporations
   - Forms for LLCs
   - Forms for Partnerships
   - Forms for Sole Proprietorships
3. Mail forms in with required documentation:

   You will need to show evidence of your business's existence by providing us with the documentation indicated in the table below. You will also need to provide us with a voided check or copy of your bank statement to verify the registration of the linked bank account.

   - Application/Authorization form
   - W-9 form
   - Supporting documentation. (See table below)
   - Check (if you have elected this funding method)

	Corporation	LLC	Partnership	Sole Proprietorship
FILL OUT APPROPRIATE FORMS:	1. Corporate Application 2. Corporate Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. LLC Application 2. LLC Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Partnership Application 2. Partnership Authorization Form 3. Form W-9 4. Secondary Authorized Person Form (if more than one Authorized Person)	1. Sole Proprietorship Application 2. Form W-9 3. Secondary Authorized Person Form (if more than one Authorized Person)
PROVIDE REQUIRED DOCUMENTATION:	1. Copy of Articles of Incorporation with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Articles of Organization with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Certificate of Partnership (Limited Partnership) or Partnership Agreement (General Partnership) with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account	1. Copy of Business License with evidence of state filing 2. Bank statement copy or voided check to verify linked bank account

Click here to enlarge image.

Regular Mail
GE Interest Plus for Businesses
P.O. Box 6294
Indianapolis, Indiana
46206-6294

Overnight Mail
GE Interest Plus for Businesses
4000 Pendleton Way
Indianapolis, Indiana
46226-5224

For any questions please check our Frequently Asked Questions page or call a Customer Service Representative at 1-888-674-4138, Monday to Friday from 8:30 a.m. to 7:00 p.m. ET.

→ Learn more about GE Interest Plus for Business corporate notes.

Home | Invest Now

Site Map GE.com GECapital.com Privacy Policy

GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC-insured deposit. GE Interest Plus for Businesses is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-674-4138.

[1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

[2] The portion of your investment that is greater than $ 5 Million will earn a rate of .25% and a yield of .25%.

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus® for Businesses

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rate

Investment Amount	Rate (%)	Yield (%)[1]
<= $5 Million[2]	0.95	0.95

Rates may be reset weekly.

INVEST NOW

888-674-4138

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Now
- SEC Filings

Frequently Asked Questions

Learn More

GE Interest Plus for Businesses corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus for Businesses, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information.



GENERAL INFORMATION

- What is GE Interest Plus for Businesses?
- How does GE Interest Plus for Businesses set its rates?
- How is the yield calculated?
- Why does GE Interest Plus for Businesses pay a different rate than GE Interest Plus for Individuals?
- Can I use checks to access my GE Interest Plus for Businesses investment?
- What is the minimum initial investment?
- What if my investment amount falls below the required minimum?
- How is interest paid and accrued?
- What if I have questions about my investment?
- Why do you pay a lower rate for investments that are greater than $5 million?

ESTABLISHING A GE INTEREST PLUS FOR BUSINESSES INVESTMENT

- What type of business entities can establish a GE Interest Plus for Businesses investment?
- How do I establish a GE Interest Plus for Businesses investment?
- What type of documentation is required to establish a GE Interest Plus for Business investment?
- Do I have to link my business checking account to my GE Interest Plus for Businesses investment?
- Can I establish an investment with an address outside of the United States?

INVESTING AND REDEEMING

- What types of checks will you accept for investment?
- Is an investment in GE Interest Plus for Businesses Notes liquid?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus for Businesses investment?
- Can I link more than one bank checking account to my GE Interest Plus for Businesses investment?
- When are invested funds available for redemption?

INVESTMENT QUALITY

- How safe is my investment?
- Is GE Interest Plus for Businesses FDIC Insured?
- Is GE Interest Plus for Businesses covered under the FDIC's Temporary Liquidity Guarantee Program?

FEES

- Do I pay any sales or management fees?
- Are there maintenance fees?

REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

- When will I know my GE Interest Plus for Businesses investment has been established?
- How often will I receive statements?
- When will I receive my business's 1099 Int. Statement?

HOW TO CONTACT US

- What is the address for mailing investments or letters?
- What is the overnight mail address?
- Where do I wire money?

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE

- How can I manage my investment via the Internet?
- How secure is my information online?
- How do I download a browser with 128-bit encryption?
- How to I login to the Automated Telephone System?
- What Browsers does the GE Interest Plus for Businesses website support?

GENERAL INFORMATION What is GE Interest Plus for Businesses? GE Interest Plus for Businesses is an investment designed to provide investors with a convenient way to invest directly in General Electric Capital Corporation (‘GE Capital’}. GE Interest Plus for Businesses is issued by General Electric Capital Corporation. It is an unsecured and unsubordinated debt obligation of GE Capital and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus for Businesses is contained in the Prospectus. Back to top Ho does GE Interest Plus for Businesses set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Back to top How is the yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Backtc tec Why does GE Interest PIus for Businesses pay a different rate than the consumer version? GE Interest Plus for Businesses offers a lower rate for commercial investments. Business accounts tend to be more volatile than those of consumers. Nevertheless, the rate offered to businesses can typically be higher when compared to bank money market accounts. CDs and other cash alternatives offered to businesses. The liquidity offered coupled with a rate that is likely to be higher than similar short term alternatives can make GE Interest Plus for Businesses an attractive option for your business. Backtc tec Can I use checks to access my GE Interest Plus for Businesses investment? No. Checkbooks are not provided with your GE Interest Plus for Businesses investment. You may take advantage of our free electronic transfers service to move money to and from your linked business checking account. You may also invest and redeem by wire. Backtc tec What is the minimum initial investment? The minimum initial investment is SE QQ. Backtc tec What if my investmentamount falls below the required minimum? The required minimum investment is SE 00. If your investment falls below the required minimum you will be notified in writing and will be provided with at least 3D days in which to increase your balance to the requirement. If you do not do so. your investment will be redeemed and a check will be mailed to your address of record. Backtc tec H ow i s i nte re st ace ruedand paid? Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. Backtc tec What if I have questions about my investment? For up to date information about your investment or current GE Interest Plus for Businesses rate, you may login to Online Access or call our automated touch tone service at 1 SSS 674 413S, 24 hours a day. 7 days a week. Customer Service Representatives are also available at this number. Monday through Friday, from &:3Q a.m. to 7:00 p.m. Eastern Time. Backtc tec Why do you pay a lower rate for investments that a re greater than 35 million? The rate pakJ to investments greater than SB million is designed to encourage investors to maintain investments below SE million. It will only apply to that portion of your investment that is greater than SE million. Backtc tec ESTABLISHING AGE INTEREST PLUS FOR BUSINESSES INVESTMENT What type of bu s i n e s s e ntiti e s can e sta bl i s h a G E I nte re st PI u s tor Businesses i n ve stm e nt? Corporations. LLCs. Partnerships and Sole Proprietorships are able to establish GE Interest Plus for Businesses investments. Backtc tec How do I establish a GE Interest Plus for Businesses investment? Follow the instructions provided on the Invest Hew’ page of our website. Backtc tec

What type of documentation is required to establish a GE Interest Plus for Business investment account? 9 1 Corpora?Jpptwlign L LlCApnlcoiicr 3• ftn1r>(ffli(p pfHicotipri ] 5O» PTOp ifllorcl>p H| f. Cfl(ppf«? JtrthfldwWfi t.\,\£MMaaatnr,fv<m ?.Ponrwryi (Wtnofi?n;on «)MHt 1 <. Swdidfliv jlmhwiiri l>efwF<ifffllilmw Lhan 4. SKOfKfcfy fcuhwrt p tkh> form (if rowe Ihon • PcrKHifDfmtFmm than onehfihratd Prnwil teMn Fart tf mow Mrt on? wtfn«wd H»fl SIIBTffgnBffl I inwipeTOflrt itfi Qfjsr wi ‘! im fati’it’sh IL>Tiwd i ihf A ix «iJ 5«nef [r]ig • rt«driWl rilfH) rrf«trryiLCMikig Ptrl«rthilt te»«hiO f fe< uoctroi •y J. ft KflWrwdL cti Agowninl [fitnird CT l6) ttd dWCk » rt<iiy • wcaeachKilamlf cr Wf9edch«li to vwify nrttWlJ ! »»«««• Ln»d to ocwwr Clic here to enlarge imacie. Backtc tec Do I have to link my business checking account to my GE Interest Plus for Businesses investment? Yes. in order to verify your business and to facilitate Quick Invest and Quick Redemption options, we require a linked business checking account. Backtc tec Can I establish an investment with an address outside of the United States? Ho. your business must be based in the U.S with a U.S. mailing street address. Back to top INVESTING AND REDEEMING What types of checks will you accept for investment? Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus lor Businesses.” Cash e not accepted. Back to top Is an investment in GE Interest Plus for Businesses Notes liquid? Yes. GE Interest Plus lor Businesses, is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You may transfer funds to your linked checking account (our Quick Redemption Service}, wire funds, or have us send you a check to yaur registered business address. Back to top How do I add to or redeem from my investment? The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked business checking account. Other ways to invest include mailing in a check or wiring in funds. See question below for redemption options. Back to top Can I redeem my investment at anytime? Yes. you can do so at no charge by simply transferring money to your linked business checking account through our Quick Redemption Service (525 minimum} or choosing the wire transfer option (52,500 minimum and a E15 wire fee). Backtc tec Are there any penalties for redeeming funds? Nr>. You have unlimited access to your investment if the funds are available for redemption (£15 fee for wire redemptions}. Backtc tcp What type of bank account can I link to my GE Interest Plus for Businesses investment? It must be a U.S. based bank checking or operating account with a valid routing number. The business checking account must be registered to the same name as your business. To link your bank checking account we require a copy of avoided check to valid ate the account and its registration. In lieu of a voided check, you may provide a recent copy of your bank statement. Please note that the registration of the bank checking account must be printed on the check or operating statement. Back to top Can I link more than one bank checking account to my GE Interest Plus for Businesses investment? Ho. We allow the linking of only one bank checking account for both investments and redemptions. Back to top When are invested funds available for redemption? White funds invested will begin to accrue interest on the day they are posted to your account, they are available for redemption based on ho w the funds were invested: • Funds invested via a check are available for redemption 7 business days after the date of credit. • Funds invested via Quick Invest (Automated Clearing House transfer} are available 3 business days after the date of credit. • Funds invested via wire are available for redemption on the next business day. Backtc tec

INVESTMENT QUALITY How safe is my investment? There is risk with any in vestment you make. However, with GE Interest Plus for Businesses, you benefit from the credit worthiness of General Electric Capital Corporation (GECC). Backtc tec Is GE Interest Plus for Businesses FDIC Insured? GE Interest Plus for Businesses is not an FDIC insured deposit. It is an investment in the senior unsecured debt of General Electric Capital Corporation. Back to top Is GE Interest Plus for Businesses covered undertne FDIC’s Temporary Liquidity Guarantee Program? No. based on the fin a I rules established by the FDIC on 11/21/OS. GE Interest Plus for Businesses is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. Backtc tog FEES Do I pay any sales or management fees? No. There are no management fees, sales loads or maintenance fees. So. there’s nothing to reduce your rate of return. Back to top Are there maintenance fees? There are no regular maintenance fees. Fees are assessed only far checks, returned for insufficient funds, wire redemptions., stop payment requests, and other unusual services. Back to tog REPORTING S INVESTORCOMMUNICATIONS When will I know that my investment has been established? You will be notified that your investment has been established through a confirmation statement mailed the next day. Please note that there may be instances where we require additional information to validate your business or the identity of the persons authorized to transact on behalf of the investment before we establish your investment. If that is the case, there may be a delay in establishing your investment. Back to top How often will I receive statements? You will be mailed a statement monthly unless you elect electronic delivery. You can receive your statement electronically. If you do, 12 months of statements are maintained online. We will send an email each month tc alert ycur business when your e Statement is available, if you made this election. Back to tog When will I receive my 1099 Int. Statement? We will mail you your 1Q&9 Int. statement in January of each year following the reporting year. Backtc tog HGW TO CONTACT US What is the address for mailing investments or letters? GE Interest Plus for Businesses P.O. Box6294 Indianapolis. Indiana 4620& 62&4 Back to top What is the overnight mail address? GE Interest Plus for Businesses 4000 Pendleton Way Indianapolis. Indiana 46226 5224 Backtc tog Where do I wire money? You can only wire money to us if you have an established investment. If you do. the wire instructions are as follows: GE Interest Plus for Businesses The untingion National Bank Indianapolis, Indiana ABA #274070442 Include your 10 digit GE Interest Plus for Businesses investment number Back to tog

MANAGING YOUR INVESTMENT ONLINE OR OVERTHE PHONE How can I manage my investment via Ihe Internet? Once you receive your GE Interest Plus for Businesses investment number, you will be able to manage your investment on line through our sSsrvics website. Once registered you may: • View the principal amount of your investment and 12 months of transaction history • Obtain statements electronically • Initiate a Quick Invest or Quick Redemption transaction (transfer money to and fromyour linked business checking account) Changeyour password How secure is my information online? To ensure security, we encrypt all information between your PC and GE Interest Plus tor Businesses. Using secured browsers and 125 bit encryption technology, you can be assured security is our number one priority In fact. 128 bit encryption is one of the highest levels of encryption currently available. 123 bit encryption is the encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus for Businesses, this encryption technology a Hows you to encode (or en crypt) your personal information as you send it id us. Only GE Interest Plus for Businesses can decrypt it. Likewise, when we send personal or account information to you. this tech no logy allows us to encode it. and only you can decade it. In the box below, you will be able to see whether the browser you are currently using has 12E brt encryption. It it Is noted that your browser does not have 123 bit encryption, please go to the section labeled Download a browser with 123 bit encryption. His essential that you upgrade your browser before you enter On line Access. u ar; currently using a compatible version 6.0 Dt Microsoft Internet Explorer with 12£ bit encryption, which will 9 Haw yau ta accsss GE Inters5t Plus for Business s Onlins Accsss. “hsrs is na nssd to upgrads yaur browser. How do I download a browser with 123 bit encryption? You can download a 12S bit browser by completing the steps below. If upgrading your Netscape browser, go to http.’.’hrc s; sefault.jso If you need assistance while downloading, please visit the Netscape Help area. If upgrading your Internet Explorer (IE) browser, go to msc It you need assistance while downloading. please visit the Microsoft Help area If upgrading your Mozilla Firefox browser, go to httc ‘www.mczilla.ccm. If you need assistance while downloading, please u tsit the Mozilla Help area If upgrading your Apple Safari browser, go to httc:.’’. ‘v;;v"/.accle.ccmi’5afari. If you need assistance while downloading, please visit the Apple Safari Help area. Back to top How to I login to the Automated Telephone Si/s’em? 1 Call us at 1 333 674 4133 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your businesses Tax Identification Number(TIN/ followed by the date of formation of your business (the date you provided us on the application/. 2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your GE Interest Plus for Businesses iri.E 3tment number and PIN. When you are lagged into our Automated Telephone System, you will automatically hear your current balance and current interest rate information. Other menu items available to you include: » Press 1: To repeat your balance and rate information. • Press 2: To initiate a Quick Invest or Quick Redemption transaction. • Pess 3: To hear information on your last E investments or last redemptions. » Press 4: For information on another account. • Press 0: To speak to a Service Representative. Back to tug
What browsers does the GE Interest Plus tor Businesses website support? In order to take advantage of the most advanced interactive technology and security measures, we require that you use one of the latest versions of your browser to access our secure transaction site. We support Netscape Navigator (version 6.1 or higher}, Microsoft Internet Explorer (version E.Q or higher}, Mozilla Firefox [version 2.0 or renewing links: Internet Explorer. httu.//www. microsoft. conV win dowsed efault.htm Mozilla Firefox: http:yywww.mozilla.com Apple Satan: httc:.•’.•’vh“hvv/.apple.conVsafari Back to top Home Frequently Asked Questions Site Mao GE.c: : E :•: :• ccm Privacy Policy GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes arennt a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus for Busin&ss&s is not an FDIC insured deposit. GE Interest Plus tor Businesses is not guaranteed under the FBIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Cap rial is unable to pay its debts Please seethe prospectus for important investment information. The issuer has filed a registration statement [including a prospectus) [Registration Statement No. 333 1604S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the 5E.C for more complete in formation a bout the issuer and this offering. You may get these documents for tree by visiting EBGAR on the SEC website at www sec.gov nr by clicking here Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the Prospectus if you request it by clicking here or calling toII free 1 ESE B74 413S. “Yield reflects the annual rate of return on your investment It assumes that interest is accrued daily and pasted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than SB Million will earn a. rate of 2514 and a yield of 25%

Personal Businesses JH GE Interest Plus g for Businesses Hamel FAQ I Contact Us CORPORATE NOTES GECAPITAL BENEFITS INTEREST RATES INVEST NOW Investment Rate Yield Amount iDn= 0.95 0.95 E.mai, UB ( 888 674 4138 I Representatives are available Rates may be reset weekly. Monday to Friday B:30am..to7:00p.m. ET J BJJ Z B ‘Last Name: | I Quick Links Name: I . View Prospectus •E mail: Agplv Now “InquiryType: ( Select an Option _J j SEC Filings Q.uestiDns/ Comments: AII fields are required. E2D3HH Send us a note: Mail to: GE Interest Plus for Businesses P.O. BDX6294 Indianapolis, Indiana 4S20& 6294 Talk to us: Call us toll free: 1 SSk£74 413S Hcrne Contact Us GE Interest Plus for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FBIC insured deposit. GE Interest Plus for Businesses is not guaranteed under the FBIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. ~he issuer has filed a registration statement fincluding a prospectus} [Registration Statement No. 333 16Q4S7] with the SEC forthe offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 E&S 674 413S. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your investment that is greater than £ E Million will earn a rate of 2E % and a yield of 2E %.

Personal Businesses (JH GE Interest Plus Sf’ for BuSineSSeS HDmelFAQIContactUs CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW This new eService site will introduce a more secure way to login to your businesses’ investment. You will be required to register for our new GE Interest Plus eService site. During registration you will establish a username. password and select security questions and answers. Your previous login and password will no longer be applicable. To avoid any interruption in your ability to manage your investment online, make sure you have an email address on file with us. You can do so easily by logging in to Online Access today and reviewing the message at the top of the investment summary screen: • If you don’t have an email address on fie. click on the appropriate link and follow the instructions provided. • If you have an email address onfile,you:ll see your current email address. If it isn’t correct, simply click on the appropriate link and follow the instructions provided. GE Interest Plus looks forward to improving your online experience! Site Hap GE.cpm GECa.pital.cpm Privacy Pplicv GE Interest Plus, for Businesses is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus for Businesses Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus for Businesses is not an FDIC insured deposit. GE Interest Plus for Businesses is not guaranteed under the FBIC’s Temporary Liquidity Guarantee Program, ft is possible to lose money if GE Capital is unable to pay Its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 2 2 2 1S04S7] with the SEC forthe offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request rt by clicking here or calling toll free 1 &&S 674 41 SS. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than 5 B Million will earn a rate of 25% and a yield of 25%.